CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the NI Holdings, Inc. 2017 Stock and Incentive Plan of our report dated April 6, 2017 relating to our audit of the consolidated financial statements of Nodak Mutual Insurance Company and Subsidiaries as of December 31, 2016 and 2015 and for the years then ended, which appear in the Annual Report on Form 10-K of NI Holdings, Inc. for the year ended December 31, 2016.

/s/ Mazars USA LLP

Fort Washington, PA

November 17, 2017